As filed with the Securities and Exchange Commission on August 3, 1995.
                                                   Registration No. 033-
   _____________________________________________________________________________


                        SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549
                                  _______________

                                     FORM S-8
                              Registration Statement
                                       Under
                            The Securities Act of  1933
                                  _______________

                            THERMO ELECTRON CORPORATION
              (Exact name of registrant as specified in its charter)
                                  _______________


                DELAWARE                                        04-2209186
   (State or other jurisdiction of                           (I.R.S. Employer
    incorporation or organization)                        Identification Number)


                                  81 Wyman Street
                                  P. O. Box 9046
                         Waltham, Massachusetts 02254-9046
                (Address of Principal Executive Offices) (Zip Code)


                            DIRECTORS STOCK OPTION PLAN
                             (as amended and restated)
                               (Full Title of Plan)


                           Sandra L. Lambert, Secretary
                            Thermo Electron Corporation
                                  81 Wyman Street
                                  P. O. Box 9046
                         Waltham, Massachusetts 02254-9046
                      (Name and Address of Agent for Service)

                                    Copies to:
                     Seth H. Hoogasian, Esq., General Counsel
                            Thermo Electron Corporation
                                  81 Wyman Street
                                  P. O. Box 9046
                         Waltham, Massachusetts 02254-9046

                                   (617) 622-1000
           (Telephone Number, Including Area Code, of Agent For Service)
PAGE

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                                        2
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                          CALCULATION OF REGISTRATION FEE
   _____________________________________________________________________________


     Title of                 Proposed       Proposed
    securities   Amount to     Maximum       Maximum       Amount of
       to be         be       Offering      aggregate     registration
    registered   registered   Price Per   offering price      fee
                                Share
   Common
   Stock, $1.00   300,000    $42 5/16(1)  $12,693,750(1)   $4,378(1)
   par value
   per share

        In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares of the Registrant's Common Stock as may be issuable in connection with adjustments under the Directors Stock Option Plan to reflect certain changes in the Registrant's capital structure, including stock dividends or stock split-ups.

   (1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(g) under the Securities Act of 1933. The calculation of the proposed maximum aggregate offering price has been based upon (1) the registration hereunder of an aggregate of 300,000 shares and (2) the average of the high and low sales prices, $43 and $41 5/8, respectively, of the Registrant's Common Stock on the New York Stock Exchange on August 1, 1995 as reported in The Wall Street Journal.



                                  ---------------


























                                        3
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                                      PART I

               INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information required by Part I is included in documents sent or given to participants in the Directors Stock Option Plan by Thermo Electron Corporation (the "Registrant" or the "Company") pursuant to Rule 428(b) (1) under the Securities Act of 1933, as amended (the "Securities Act").


                                      PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.  Incorporation of Documents by Reference.

        The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended.

        (b) The Registrant's Current Report on Form 8-K with respect to events occurring on March 2, 1995.

        (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 1995.

        (d) The description of the Registrant's Common Stock, contained in the Registrant's Registration Statement on Form 8-A, as amended, and the description of the Registrant's Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A, as amended.

        All reports or proxy statements filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold, or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing such documents.

   Item 4.  Description of Securities.

        Not applicable.

   Item 5.  Interests of Named Experts and Counsel.

        The validity of the Common Stock offered hereby has been passed upon by Seth H. Hoogasian, Esq., General Counsel of the Company. Mr. Hoogasian is a full-time employee of the Company and owns or has the right to acquire, pursuant to the exercise of stock options, shares of the Common Stock of the

                                        4
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   Company and of certain of its subsidiaries, the fair market value of which exceeds $50,000.

   Item 6.  Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of the State of Delaware, as amended, gives Delaware corporations the power to indemnify each of their present and former directors or officers under certain circumstances, if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

        Article Thirteenth of the Registrant's Amended and Restated Certificate of Incorporation provides that no director of the Registrant shall be liable for any breach of fiduciary duty, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

        Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses may be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses. Indemnification shall be made by the Registrant (unless ordered by a court) only upon a determination that the applicable standard of conduct required for indemnification has been met. Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive. The Registrant has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

        The Registrant maintains officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.



                                        5
PAGE

   Item 7.  Exemption of Registration Claimed.

        Not Applicable.

   Item 8.  Exhibits.

        The Exhibit Index immediately preceding the exhibits is attached hereto and incorporated herein by reference.

   Item 9.  Undertakings.

        (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                       Provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the

                                        6
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   Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





































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                                    SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 1st day of August, 1995.

                                 THERMO ELECTRON CORPORATION


                                 By:  George N. Hatsopoulos
                                      -------------------------
                                      George N. Hatsopoulos, President
                                      and Chief Executive Officer


                                 POWER OF ATTORNEY

        Each of the undersigned Directors and Officers of Thermo Electron Corporation hereby appoints John N. Hatsopoulos, Paul F. Kelleher, Jonathan
   W. Painter, Seth H. Hoogasian and Sandra L. Lambert, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

           Signature                    Title                  Date
           ---------                    -----                  ----

                             President, Chief Executive
                             Officer, Chairman of the
   George N. Hatsopoulos     Board of Directors           August 1, 1995
   ------------------------
   George N. Hatsopoulos


                             Executive Vice President and
   John N. Hatsopoulos       Chief Financial Officer      August 1, 1995
   ------------------------
   John N. Hatsopoulos


                             Vice President, Finance
   Paul F. Kelleher          (Chief Accounting Officer)   August 1, 1995
   ------------------------
   Paul F. Kelleher



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           Signature                    Title                  Date
           ---------                    -----                  ----


   John M. Albertine         Director                     August 1, 1995
   ------------------------

   John M. Albertine

   Peter O. Crisp            Director                     August 1, 1995
   ------------------------

   Peter O. Crisp


   Elias P. Gyftopoulos      Director                     August 1, 1995
   ------------------------
   Elias P. Gyftopoulos


   Frank Jungers             Director                     August 1, 1995
   ------------------------
   Frank Jungers


                             Director                     August   , 1995
   ------------------------                                      --
   Robert A. McCabe


   Frank E. Morris           Director                     August 1, 1995
   ------------------------
   Frank E. Morris


   Donald E. Noble           Director                     August 1, 1995
   ------------------------
   Donald E. Noble


   Hutham S. Olayan          Director                     August 1, 1995
   ------------------------
   Hutham S. Olayan


   Roger D. Wellington       Director                     August 1, 1995
   ------------------------
   Roger D. Wellington




















                                        9
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                                   EXHIBIT INDEX


   Exhibit
   Number         Description                                  Page
   ------         -----------                                  ----

   4.1            Restated Certificate of
                  Incorporation of the Registrant (incor-
                  porated herein by reference Exhibit 3.1
                  to the Registrant's Annual Report on Form
                  10-K for the fiscal year ended December
                  31, 1994 (File No. 1-8002)).

   4.2            By-Laws of the Registrant, as amended
                  (incorporated herein by reference to
                  Exhibit 3.2 to the Registrant's Annual
                  Report on Form 10-K for the fiscal year
                  ended January 1, 1994 (File No. 1-8002)).

   4.3 Rights Agreement dated as of May 4, 1988 between the Registrant and The First
                  National Bank of Boston, which includes
                  as Exhibit A the Form of Certificate of
                  Designations, as Exhibit B the Form of
                  Rights Certificate, and as Exhibit C the
                  Summary of Rights to Purchase Preferred
                  Stock (incorporated herein by reference
                  to Exhibit 1 to the Registrant's
                  Registration Statement on Form 8-A,
                  declared effective by the Commission
                  on June 25, 1988 (File No. 1-8002)).

   4.4 Directors Stock Option Plan, as amended and restated (incorporated herein by reference to Exhibit 10.25 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (File No. 1-8002))

   5.1            Opinion of Seth H. Hoogasian, Esq.            10

   23.1           Consent of Arthur Andersen LLP                12

   23.2           Consent of Seth H. Hoogasian, Esq.
                  (contained in his opinion filed as
                  Exhibit 5.1).

   24.1           Power of Attorney (see signature pages
                  to this Registration Statement).


   AA951880029